Exhibit 99.1

Digirad Corporation Reports Second Quarter 2009 Financial Results

Digirad Achieves Operating Profit, Second Consecutive Quarterly Net Income and Positive Cash Flow, As Cash Rises to Over $31 Million

POWAY, Calif. – July 23, 2009…Digirad Corporation (NASDAQ: DRAD), today reported that stronger revenue from its Product (nuclear camera) business combined with company-wide efficiency measures resulted in improved gross margins, $784,000 in net profits and more than $3 million in positive cash flow in its second quarter ended June 30, 2009.

Digirad CEO Todd Clyde said, “We saw strong performance by our DIS personnel and equipment leasing business and a rebound in our camera business in the second quarter.  Selling more cameras, increasing utilization, and driving other operational and overhead efficiencies allowed us to generate profit from operations, positive cash flow and a second consecutive quarter of net income.” Clyde continued, “Our cash position increased to more than $31 million, a solid achievement that highlights our 2009 focus and commitment to create a consistently profitable, cash generating company.”

Second Quarter Financial Highlights:

•
Total revenue was $18.6 million, compared to $19.9 million in the second-quarter of 2008, mainly due to the sale of certain DIS hubs earlier this year and fewer nuclear camera sales.  DIS revenue declined slightly to $13.6 million compared to $14.2 million in the second-quarter of 2008 and Product revenues declined slightly to $5.0 million compared to $5.7 million in the second-quarter 2008, but increased from $3.9 million in the 2009 first quarter.

•	Gross profit increased to $5.9 million, or 32% of revenue, compared to $4.6 million, or 23%, in second-quarter of 2008.

•	Net income was $0.8 million, or $0.04 per share, compared to net loss of $1.2 million, or $(0.06) per share, in second-quarter of 2008.

•
Cash and cash equivalents and securities available-for-sale totaled $31.5 million, or $1.66 per share, at June 30, 2009.  Cash and cash equivalents and securities available-for-sale were $26.9 million at June 30, 2008 and $28.3 million at December 31, 2008.

•	DIS asset utilization was 63% on 155 systems (nuclear and ultrasound), compared to 57% on 164 systems (nuclear and ultrasound) during second-quarter of 2008.

Year-to-Date Financial Highlights:

•
Total revenue was $36.3 million, compared to $38.2 million for the first six months of 2008 mainly due to the sale of certain DIS hubs earlier this year and fewer nuclear camera sales.  DIS revenue was $27.4 million for the first six month of this year compared to $28.1 million for the first six months of 2008, and Product revenues were $8.9 million compared to $10.1 million for the first six months of 2008.

•	Gross profit was $11.0 million, or 30% of revenue, compared to $9.0 million, or 23%, for the first six months of 2008.

•	Net income was $0.8 million, or $0.04 per share, compared to net loss of $2.6 million, or $(0.13) per share, for the first six months of 2008.

•	DIS asset utilization was 63% on 155 systems (nuclear and ultrasound), compared to 60% on 164 systems (nuclear and ultrasound) during the first six months of 2008.

"Our results continue to show significant progress and our focus remains on profitability and cash generation. We have now sold or closed all underperforming hubs, continue to refine our Centers of Influence model, and are amid introductions of new imaging technologies.”  Clyde continued, “Near-term impacts of summer seasonality along with more global market issues such as hospital budgets, reimbursement, and the economy will continue to challenge our markets and us, but we are hitting our milestones as planned and intend to continue that trend.  We are experiencing a positive response to our new Cardius® X-ACT imaging system in the hospital and larger cardiology practice market segments.  We believe we will continue to take the steps necessary to navigate through these times and we are optimistic about our future."

Conference Call Information
A conference call is scheduled for 11:00 a.m. EDT today to discuss the results and management’s outlook.  The call may be accessed by dialing 866-226-4514 five minutes prior to the scheduled start time and referencing Digirad.  A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at www.digirad.com; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

About Digirad Corporation
Digirad is a leading provider of diagnostic imaging products, and personnel and equipment leasing services. For more information, please visit www.digirad.com. Digirad®, Digirad Imaging Solutions®, and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the efficacy of Digirad’s centers of influence model, the status of the negotiation of the sale or closure of underperforming hub locations, and the ability to achieve positive cash flow and profitability, drive technology progress and improve services utilization to grow market share. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers’ business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad’s camera systems and services, reliability, recalls, and other risks detailed in Digirad’s filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward looking statements, which speak only as of the date hereof. All forward looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward looking statements contained herein.

Investor Contact: Matt Clawson Allen & Caron 949-474-4300	Company Contact: Todd Clyde, CEO 858-726-1600 ir@digirad.com

(Financial tables follow)

Digirad Corporation
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenues:
DIS	$13,565	$14,224	$27,416	$28,078
Product	4,994	5,673	8,853	10,090

Total revenues	18,559	19,897	36,269	38,168

Cost of revenues:
DIS	9,528	11,387	19,722	22,299
Product	3,143	3,955	5,550	6,901

Total cost of revenues	12,671	15,342	25,272	29,200

Gross profit	5,888	4,555	10,997	8,968

Operating expenses:
Research and development	854	661	1,626	1,305
Marketing and sales	2,016	2,277	3,724	4,397
General and administrative	2,235	2,852	4,644	6,011
Amortization of intangible assets	145	179	315	369
Restructuring loss	--	--	145	--

Total operating expenses	5,250	5,969	10,454	12,082

Income (loss) from operations	638	(1,414)	543	(3,114)

Interest and other, net	146	258	285	563

Net income (loss)	$784	$(1,156)	$828	$(2,551)

Net income (loss) per share - basic and diluted	$0.04	$(0.06)	$0.04	$(0.13)

Weighted average shares outstanding:
Basic	19,044	18,936	19,033	18,940
Diluted	19,361	18,936	19,255	18,940

Stock-based compensation expense
is included in the above as follows:

Cost of DIS revenue	$6	$15	$14	$31
Cost of Product revenue	15	14	29	25
Research and development	9	12	18	26
Marketing and sales	23	32	48	56
General and administrative	98	160	207	275

Digirad Corporation
Condensed Consolidated Balance Sheets(1)
(in thousands)

	June 30,	December 31,
	2009	2008
	(unaudited)
Assets

Cash and cash equivalents	$15,735	$13,525
Securities available-for-sale	15,767	14,759
Accounts receivable, net	8,716	9,324
Inventories, net	6,944	4,978
Property and equipment held for sale	--	1,122
Other current assets	1,663	1,982

Total current assets	48,825	45,690

Property and equipment, net	11,587	13,428
Intangible assets, net	1,518	1,833
Goodwill	184	184
Restricted cash	--	60

Total assets	$62,114	$61,195

Liabilities and stockholders' equity

Accounts payable	$2,407	$2,197
Accrued compensation	3,560	3,457
Accrued warranty	736	906
Other accrued liabilities	2,787	2,811
Deferred revenue	2,520	2,723

Total current liabilities	12,010	12,094

Deferred rent	122	142

Total stockholders' equity	49,982	48,959

Total liabilities and stockholders' equity	$62,114	$61,195

(1)  The condensed consolidated balance sheet as of December 31, 2008, has been derived from the audited financial statements as of that date.